UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2021

Hospitality Investors Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55394	80-0943668
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Park Avenue Tower, 65 East 55th Street, Suite 801
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (571) 529-6390

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

On February 1, 2021, Hospitality Investors Trust, Inc. (the “Company”) and its operating partnership, Hospitality Investors Trust Operating Partnership, L.P. (the “OP”), as guarantors, and certain wholly-owned subsidiaries of the OP, as borrowers, entered into a forbearance agreement (“Forbearance Agreement”) with the lenders under the Company’s Second Amended and Restated Term Loan Agreement dated as of April 27, 2017, as amended (the “Term Loan”).

The Forbearance Agreement relates to the Company’s ground lease (the “Georgia Tech Ground Lease”) for the Georgia Tech Hotel & Conference Center (the “Georgia Tech Hotel”). On January 31, 2021, HIT GA Tech, LLC (“HIT Georgia Tech Lessee”), the subsidiary of the OP that owns the Company’s ground lease interest in the Georgia Tech Hotel, sent a notice to the ground lessor that the HIT Georgia Tech Lessee will discontinue paying ground rent under the Georgia Tech Ground Lease starting with the payment due on February 1, 2021. Also on January 31, 2021, HIT TRS GA Tech, LLC (“HIT Georgia Tech Sublessee”), the subsidiary of the Company that operates the Georgia Tech Hotel, notified Crestline Hotels & Resorts, LLC (“Crestline”), the third party property management company that has been engaged to manage the Georgia Tech Hotel, that neither HIT Georgia Tech Lessee nor HIT Georgia Tech Sublessee intends to continue to support the Georgia Tech Hotel. Hotel operating expenses at the Georgia Tech Hotel have exceeded hotel revenues since the onset of the coronavirus pandemic, and the Company has previously contributed substantial capital to enable the Georgia Tech Hotel to meet its current obligations. The actions contemplated by these notices constitute defaults of the Georgia Tech Ground Lease by the HIT Georgia Tech Lessee and may constitute defaults of the management agreement between the HIT Georgia Tech Sublessee and Crestline (the “Georgia Tech Management Agreement”), and are expected to result in termination of the HIT Georgia Tech Lessee’s ground lease interest in the Georgia Tech Hotel and forfeiture of any equity in such investment.

Pursuant to the Forbearance Agreement, the lenders agreed to forbear from exercising any of their remedies with respect to any loan default that may occur as a result of the default and termination of the Georgia Tech Ground Lease and the Georgia Tech Management Agreement for a period of time commencing on February 1, 2021 and ending on the first to occur of (i) April 30, 2021 and (ii) the date on which a Forbearance Termination Event (as defined in the Forbearance Agreement) occurs.

There are no relationships between the Company, on the one hand, and any of the Term Loan lenders, on the other hand, except that certain of the lenders or their affiliates have made other mortgage and mezzanine loans to the Company and the Company’s affiliates.

The description of the Forbearance Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the complete terms of the Forbearance Agreement. A copy of the Forbearance Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Forward-Looking Statements

The statements in this Current Report on Form 8-K include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “strives,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 30, 2020, the Company’s subsequent Quarterly Reports on Form 10-Q and all other filings with the SEC after that date. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1

Forbearance Agreement, dated as of February 1, 2021, by and among the borrowers party thereto, Hospitality Investors Trust, Inc. and Hospitality Investors Trust Operating Partnership, L.P., as guarantors, Citibank, N.A., as administrative agent and as collateral agent, and the lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2021	HOSPITALITY INVESTORS TRUST, INC.

	By:	/s/ Jonathan P. Mehlman
Jonathan P. Mehlman
Chief Executive Officer and President